Omrix Biopharmaceuticals Announces Key Changes to Senior Management Team

NEW YORK, February 1, 2008 — Omrix Biopharmaceuticals, Inc. (“Omrix” or the “Company”) (NASDAQ: OMRI) announced today several key senior management changes that will further strengthen the Company’s growing presence in the biosurgery sector in the U.S.

Omrix also announced that Ana Stancic has, by mutual agreement with the Company, resigned as Executive Vice President and Chief Financial Officer (“CFO”) of the Company, effective February 19, 2008. The Company is undertaking a search for a new Chief Financial Officer.

“Ms. Stancic’s decision was a personal decision, and is not the result of any disagreement with, or inaccuracy or omission in, the Company’s accounting systems or financial reporting,” said Robert Taub, Chief Executive Officer.

To ensure business continuity and to meet the Company’s year-end financial reporting requirements, Omrix has appointed Sophie Hobbs as interim CFO. Since the Company’s inception, Ms. Hobbs has provided consulting services for Omrix on an ad-hoc basis and is therefore familiar with the Company’s business and operation. Over the last 25+ years, Ms. Hobbs has also held numerous senior finance positions at several companies in the health care, consumer and facility management industries, including that of CFO.

To support the Company’s on-going growth, Omrix further announced the promotion of Nissim Mashiach to President and Chief Operating Officer; the appointment of Marc Droppert to Executive Vice President and Francesca DeMartino as Senior Director of Investor Relations. Mr. Mashiach will be responsible for all functions within the Company except for those reporting to the CFO and to Marc Droppert. Mr. Droppert’s responsibilities will include business development, administration and legal. Robert Taub will continue in his current role as CEO. Mr. Mashiach and Mr. Droppert will be based at the Company’s headquarters in New York City and will report to Mr. Taub.

“We are in an important phase of building the Company as we work to achieve our sales objectives, expand the indications for our currently marketed hemostasis products, and advance our pipeline of novel, next-generation hemostasis convergence products, such as the Fibrin Patch, that will address large markets with unmet medical needs,” stated Mr. Taub. “Nissim’s significant contributions to the growth of Omrix have been invaluable over the ten years of his employment with the Company. We are also fortunate to have recruited Marc Droppert whose extensive experience with public and private companies, both as a business executive and as a practicing attorney, will enable the Company to further extend its presence in global markets. We look forward to Marc’s contributions in helping the Company achieve its near-term and long-term goals.”

Nissim Mashiach joined Omrix in 1998 as the Company’s plant manager and, in 2000, was promoted to General Manager of Omrix Biopharmaceuticals Ltd. In 2003, he was promoted to Senior Vice President and Chief Operating Officer and, in 2007, to Executive Vice President and Chief Operating Officer. From 1991 to 1998, he served in various production and operations management positions with Perio Products Ltd., a privately held medical devices manufacturer located in Jerusalem, Israel. Mr. Mashiach holds a B.Sc. in chemical engineering from the Technion in Haifa, Israel, an Mpharm.Sc. from the Hebrew University in Jerusalem, Israel, and an M.B.A. from the University of Manchester.

Before joining Omrix, Marc Droppert was a partner and a member of the Board of Directors of Graham and Dunn, PC, with a practice focused on emerging-company transactions. He was previously employed by Physio-Control Inc. as Executive Vice President – Law, Human Resources and Business Development, and, following its going public and subsequently being sold to Medtronic, Inc., served as its Executive Vice President – Operations. Prior to Physio-Control, he was President of the Virginia Mason Health Plan (a Seattle-area HMO), and a senior executive of the Virginia Mason Medical Center. He previously served in a number of executive and legal positions, and has served as a member of a number of corporate and non-profit boards of directors.

About Omrix Biopharmaceuticals, Inc.

Omrix is a fully integrated biopharmaceutical company developing, manufacturing and marketing protein-based biosurgery and passive immunotherapy products. Omrix’s biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. Omrix’s novel Fibrin Patch, a biological-device convergence product candidate, addresses an unmet medical need. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential biodefense applications. For more information, please visit www.omrix.com.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the SEC on March 13, 2007, and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this news release.

CONTACT:

Omrix Biopharmaceuticals, Inc.
Marc Droppert
Executive Vice-President
212-887-6500